EXHIBIT 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BELMONT BANCORP.

BELMONT BANCORP.

SPECIAL MEETING OF SHAREHOLDERS

MAY 23, 2005

The undersigned shareholder of Belmont Bancorp. (“Belmont”) hereby constitutes and appoints Harry W. White and Keith A. Sommer, or either of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Belmont to be held at Undo’s Restaurant, 51130 National Road, St. Clairsville, Ohio 43950, on May 23, 2005, at 11:00 a.m., local time (the “Special Meeting”), all of the shares of Belmont that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying proxy statement/prospectus:

1.	The adoption of the Agreement and Plan of Merger dated as of December 21, 2004, by and between Belmont Bancorp. and Sky Financial Group, Inc., and the approval of the transactions contemplated by that agreement:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof (including the adjournment of the special meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement).

IMPORTANT: Please sign and date this Proxy on the reverse side.

The Board of Directors recommends a vote “FOR” the proposal listed on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is executed and returned but no boxes are marked, the shares will be voted FOR proposal 1.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of Belmont and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.